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                                                                 EXHIBIT 10.5



                 MERGE/SIRROM REVISED MODIFICATION AGREEMENT

     AGREEMENT as of this 30th day of October, 1997 between Merge Technologies Incorporated, a Wisconsin corporation ("Borrower") and Sirrom Funding Corporation ("Lender"), the assignee and wholly-owned subsidiary of Sirrom Capital Corporation ("Sirrom").


                                   RECITALS


     0.1 The Borrower borrowed $2,000,000 (the "Loan") from Sirrom pursuant to a Loan Agreement dated June 30, 1997 ("Loan Agreement") and Sirrom has assigned the Loan Agreement and all documents evidencing, securing or relating to the Loan to Lender, its wholly-owned subsidiary. Capitalized terms of the Loan Agreement and not otherwise defined shall have the same meaning set forth in the Loan Agreement.

     0.2 The Borrower issued a Stock Purchase Warrant (the "Warrant") to Sirrom to purchase 21,449 shares of its Common Stock for nominal consideration, and provided Sirrom the right to put to the Borrower any Common Stock purchased pursuant to the Warrant during the 30 day period preceding the fifth anniversary of the outside date for exercising the Warrant, and the Warrant has been assigned to Lender.

     0.3 The Borrower proposes to declare a 5.77217-for-1 stock dividend of its Common Stock, which would increase the shares purchasable per the Warrant to 145,256 shares as of the date hereof. The Borrower purposes to make an initial public offering ("IPO") of its Common Stock through an underwriting led by H.C. Wainwright & Co. as representative of the Underwriters of not less than 1,900,000 post-dividend shares at a price range of approximately $6.50 to $8.50 per share (the actual per share price being the "IPO Price").

     0.4 The parties are desirous of modifying the Loan Agreement and Warrant on the terms set forth below, and this document shall supercede the agreement between the parties dated as of October 6, 1997.

     NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Recitals. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten.

     2. Loan Agreement and Warrant Modification. Effective on the date of the initial closing of the IPO ("Closing Date") the parties shall take the following steps with respect to the Warrant and Loan Agreement:

         a. Lender shall exercise the Warrant as to seventy-five percent (75%) of the shares of Common Stock purchasable pursuant to the Warrant (presently expected to be 108,942 shares -- the "Lender Shares");


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          b.   Lender shall terminate its put rights with respect to the Warrant
(or otherwise existing under the Loan Agreement) and Lender shall terminate its right to exercise the Warrant for the remaining one-quarter of the shares purchasable thereunder (presently expected to be 36,314 shares - the "Cancelled Warrant Shares") in consideration for payment of a termination fee equal to ninety percent of the IPO Price multiplied by the number of Cancelled Warrant Shares;

          c. The Borrower shall pay off all outstanding indebtedness to Lender pursuant to the Loan Agreement; and

          d. The Borrower shall agree to file a registration statement under Form SB-2 or S-1, as applicable, 120 days following the Closing Date, to register the Lender Shares and shall use its best efforts to cause such registration statement to be declared effective as quickly as possible, but in no event prior to 180 days following the Closing Date, and Lender further agrees to not sell, pledge, encumber or otherwise dispose of any of its Lender Shares or its interest in the Warrant or in any rights in said securities for a period of 180 days following the closing date. Borrower agrees to maintain the effectiveness of the registration statement for a period of at least 6 months, all at the Borrower's sole cost and expense. The parties agree to execute a registration rights agreement incorporating the above terms and the terms and conditions presently in force and effect with respect to the Registration
Rights Agreement between the parties.

     3. Term. This Agreement shall be for a term ending February 28, 1998. Prior to the earlier of such date or the day following the Closing Date Lender agrees it shall not sell the Warrant or any of the shares purchasable thereunder. If the IPO is not consummated by February 28, 1998 the terms of this Agreement shall be null and void in all respects, with no liability to any party.

     4. Miscellaneous. The term of sections 7.1 through 7.16 of the Loan Agreement are incorporated by reference herein and made a part hereof as if fully rewritten.

     In witness whereof, the undersigned have executed this Agreement as of the date first set forth above.


SIRROM FUNDING CORPORATION               MERGE TECHNOLOGIES
                                         INCORPORATED

By:  /s/ [signature]                       /s/ William C. Mortimore
    ------------------------             ---------------------------------
       Its:                                William C. Mortimore, President
            ----------------

Consented and agreed to:

SIRROM CAPITAL CORPORATION

By:  /s/ John Dyslin
    ------------------------
       Its:    VP
            ----------------




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